UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2015

New Residential Investment Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On October 23, 2015, New Residential Investment Corp., a Delaware corporation (the “Company”), completed the previously announced merger contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 6, 2015, by and among the Company, Hexagon Merger Sub, Ltd., a Cayman Islands exempted company (“Merger Sub”) and wholly owned subsidiary of the Company, and Home Loan Servicing Solutions, Ltd., a Cayman Islands exempted company (“HLSS”). Pursuant to the Merger Agreement, HLSS merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation in the Merger and a wholly owned subsidiary of the Company. The Merger was approved by the shareholders of HLSS at an extraordinary general meeting of HLSS held on October 23, 2015.

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) each ordinary share, par value $0.01 per share, of HLSS issued and outstanding immediately prior to the Effective Time (other than those shares of HLSS owned by HLSS as treasury shares or owned directly by the Company or any direct or indirect wholly-owned subsidiary of the Company, or those shares of HLSS the holders of which have properly demanded and perfected their dissenting rights under Cayman Islands law) was automatically cancelled and converted into the right to receive $0.704059 in cash, without interest.

The aggregate merger consideration payable by the Company in the Merger is approximately $50 million in cash. The Company funded the merger consideration with existing cash, including cash held by HLSS.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.5 to the Company’s Current Report on Form 8–K filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2015, and the terms of which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 6, 2015, concurrently with its entry into the Merger Agreement, the Company entered into a Share and Asset Purchase Agreement (the “Acquisition Agreement”) with HLSS, HLSS Advances Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“HLSS Advances”), and HLSS MSR-EBO Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (together with HLSS Advances, the “Buyers”). Pursuant to the Acquisition Agreement, the Buyers acquired from HLSS substantially all of the assets of HLSS and assumed the liabilities of HLSS (together, the “Acquisition”), other than as provided therein. The closing of the Acquisition occurred simultaneously with the execution of the Acquisition Agreement.

The foregoing description of the Acquisition does not purport to be complete and is subject to and qualified in its entirety by reference to (i) the disclosure incorporated by reference into Item 2.01 of the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2015 and (ii) the Acquisition Agreement, a copy of which was attached as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2015, the terms of which are incorporated herein by reference.

The disclosure set forth in the Introduction is also incorporated herein by reference.

Item 8.01.	Other Events.

On October 23, 2015, the Company and HLSS issued a joint press release announcing the Merger. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

The audited consolidated financial statements of HLSS as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 were filed on Company’s Current Report on Form 8-K on April 7, 2015 as Exhibit 99.2 and are incorporated in this Item 9.01(a) by reference.

(b)	Pro forma financial information

The unaudited pro forma condensed consolidated financial statements of the Company as of and for the year ended December 31, 2014, giving effect to the Acquisition, were filed on the Company’s Current Report on Form 8-K filed on April 7, 2015, as Exhibit 99.3 and are incorporated in this Item 9.01(b) by reference.

(d)	Exhibits

Exhibit Number	Description

99.1	Joint Press Release of New Residential Investment Corp. and Home Loan Servicing Solutions, Ltd., dated October 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer

Date: October 23, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release of New Residential Investment Corp. and Home Loan Servicing Solutions, Ltd., dated October 23, 2015.

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